Internal Revenue Service
Small Business and Self-Employed
EP Stop 4031 CHI Rm 2090
230 S. Dearborn
Chicago IL 60604

Department of the Treasury

Date:
12/16/2016
Name of Partnership:
SUNCOKE ENERGY PARTNERS LP
Partnership ID Number:
35-2451470
Tax Year Ended:
201312
Person to Contact:
Emil Pikul
Employee Identification Number:
1000243912
Contact Hours:
8:00 am - 4:30 pm
Telephone Number:
(Not a toll-free number)
(312) 292-2449

Tax Matters Partner
SUNCOKE ENERGY PARTNERS LP
1011 WARRENVILLE RD STE 600
LISLE IL 60532-0904

No Adjustments Letter

Dear Tax Matters Partner,

We have completed our review of your return(s) for the years shown above. We are not proposing any adjustments to the return(s), and, for that reason, we will not issue a Notice of Final Partnership Administrative Adjustment.

Federal law requires that you, as the Tax Matters Partner, furnish this information to all other partners in your partnership (named above) within 30 days of receiving this letter.

If you have any questions, please contact the person whose name and telephone number appear above.

Thank you for your cooperation.

Sincerely yours,

Christine Mitchell,
Acting Territory Manager, Technical Services Western

Letter 2621 (Rev. 10-2011)
Catalog Number 13291D